Exhibit 8.1

December 5, 2012

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Ladies and Gentlemen:

The following opinion is furnished to Select Income REIT, a Maryland real estate investment trust (the “Company”), to be filed as Exhibit 8.1 to the Company’s Registration Statement on Form S-11 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2012 (the “462(b) Registration Statement”), relating to the offer and sale by the Company of common shares of beneficial interest (“Shares”).

We have acted as counsel for the Company in connection with the preparation of the 462(b) Registration Statement and its Registration Statement on Form S-11, File No. 333-185131 (the “Initial Registration Statement”), under the Act, and we have reviewed originals or copies of the 462(b) Registration Statement, the Initial Registration Statement, such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed:  (i) the Company’s amended and restated declaration of trust and the amended and restated bylaws of the Company; (ii) the transaction agreement dated March 12, 2012 between the Company and CommonWealth REIT; (iii) the sections of the prospectus forming part of the Initial Registration Statement (the “Prospectus”) captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”; and (iv) the Company’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 (the “Forms 10-Q”).

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the

Select Income REIT

December 5, 2012

Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “ERISA Laws”).  No assurance can be given that Tax Laws or ERISA Laws will not change.  In preparing the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of the Prospectus captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of:  (i) the information set forth in the Forms 10-Q, including the exhibits thereto, the 462(b) Registration Statement, including the exhibits thereto, the Initial Registration Statement, including the exhibits thereto, and the Prospectus; and (ii) representations made to us by officers of the Company or contained in the Forms 10-Q, including the exhibits thereto, the 462(b) Registration Statement, including the exhibits thereto, the Initial Registration Statement, including the exhibits thereto, and the Prospectus, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Forms 10-Q, including the exhibits thereto, the 462(b) Registration Statement, including the exhibits thereto, the Initial Registration Statement, including the exhibits thereto, or the Prospectus are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (A) we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of the Prospectus captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, each to the extent incorporated by reference into the 462(b) Registration Statement, in all material respects are, subject to the limitations set forth therein, the material Tax Laws consequences and the material ERISA Laws consequences relevant to holders of the Shares, and (B) we hereby confirm that the opinions of counsel referred to in said sections, each to the extent incorporated by reference into the 462(b) Registration Statement, represent our opinions on the subject matter thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

This opinion is rendered to you in connection with the filing of the 462(b) Registration Statement.  This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers

Select Income REIT

December 5, 2012

and holders of the Shares currently entitled to rely on it pursuant to applicable provisions of federal securities law.  Purchasers and holders of the Shares are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Shares, which may vary for investors in different tax situations.  We hereby consent to the filing of a copy of this opinion as an exhibit to the 462(b) Registration Statement and to the references to our firm in the 462(b) Registration Statement, the Initial Registration Statement and the Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP